Exhibit 10.1

KAIVAL BRANDS INNOVATIONS GROUP, INC.

2020 STOCK AND INCENTIVE COMPENSATION PLAN

Nonqualified Stock Option

Grant of Option. KAIVAL BRANDS INNOVATIONS GROUP, INC., a Delaware corporation (the “Company”), hereby grants to the Awardee named below a Nonqualified Stock Option for the purchase of up to but not exceeding the number of shares of the Company’s Common Stock, $.001 par value per share (the “Option”), exercisable at the price and upon the terms and conditions set forth below, and subject to any adjustments made pursuant to Section 14 of the Company’s 2020 Stock and Incentive Compensation Plan (“Plan”):

Awardee:

Number of Shares:

Grant Date:

Exercise Price/Share:

Expiration Date:

Approval of Counsel Required for Issuance of Common Stock. No shares of Common Stock shall be issued pursuant to the exercise of the Option unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws.

Option Subject to Plan. The Option is granted as a Nonqualified Stock Option as defined in Section 2(w) of the Plan that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, is issued pursuant to the Plan, and is in all respects subject to the terms, provisions, conditions and restrictions of the Plan. In the event of any conflict between this instrument and the Plan, the Plan shall control.

Defined Terms. Except as otherwise defined herein, capitalized terms used in this instrument shall have the meanings ascribed to such terms in the Plan.

Exercise Price. The Option exercise price set forth above for each related Common Share is not less than the Fair Market Value of each Common Share calculated as of the date of grant in accordance with Section 2(t) of the Plan. The exercise price is subject to adjustment pursuant to Section 14 of the Plan.

Vesting of Option. The Option will become vested and exercisable with respect to the number of shares set forth in the vesting schedule below until the Option is 100% vested, except as otherwise provided in the Plan:

DATE VESTED AND	NUMBER of SHARES
EXERCISABLE	EXERCISABLE
[Date]	[number]
[Date]	[number]
[Date]	[number]
[Date]	[number]
[Date]	[number]
[Date]	[number]

Option Period. The Option, or any part thereof, may be exercised at any time between the date at which it becomes vested and exercisable and the Expiration Date set forth above, inclusive of such dates, except that in the event of the Awardee’s death, or his or her Disability (as defined under Section 2(p) of the Plan), or if the Awardee’s employment by the Company is terminated for any reason, or if there is a Change of Control of the Company, then the provisions of Sections 12(c) and 14(b) of the Plan, respectively, shall govern the option period. Notwithstanding the foregoing, in no event may the Option vest and be exercised unless and until the Company has an effective Registration Statement on Form S-8 (or such other applicable form) on file with the Securities and Exchange Commission to register the issuance of the shares Common Stock upon the exercise of the Option, unless the Company determines that such grant (i) shall be registered in another manner under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable.

Method of Exercise. The Option is exercisable by providing a written notice of exercise in accordance with the procedures adopted by the Committee, but subject to all conditions and restrictions set forth in the Plan, and the Option consideration shall be payable in one of the forms permitted under Section 8(f) of the Plan, as determined by the Committee. The exercise price for the number of shares exercised under the Option shall be payable in full at the time of exercise.

Transferability. The Option is not assignable or transferable except by will or the laws of descent or distribution and is exercisable during the Awardee’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

Tax Withholding on Exercise. Awardee shall satisfy the Company’s withholding obligation of any federal, state, local or foreign taxes of any kind required to be withheld as a result of an exercise of the Option by providing payment of the amount of such withholding: (i) by cash, certified or cashier’s check, money order or personal check; (ii) by delivery of shares of the Company’s common stock already owned by Awardee; (iii) by the Company’s withholding from other compensation payable to Awardee by the Company; or (iv) pursuant to a request by Awardee, by withholding from the shares of common stock to be delivered upon exercise of the Option no more than the maximum number of shares that is necessary to satisfy the statutory withholding obligation.

KAIVAL BRANDS INNOVATIONS GROUP, INC.

By:	Date:

Title:

The Awardee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option evidenced hereby subject to all the terms, provisions, conditions and restrictions of the Plan. The Awardee also understands that this Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Accordingly, the Awardee understands that he or she will recognize taxable income upon exercise of the Option based on the difference between the Option exercise price and the Fair Market Value of the shares at the time of exercise.

Signature:

Printed Name:

Date: